Exhibit 5.1

+ 1 617 526 6000 (t)

+ 1 617 526 5000 (f)

wilmerhale.com

December 5, 2014

Casella Waste Systems, Inc.

25 Green Hills Lane

Rutland, Vermont 05701

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by Casella Waste Systems, Inc., a Delaware corporation (the “Company”) and the guarantors listed therein (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

(i)	senior debt securities (the “Senior Debt Securities”);

(ii)	subordinated debt securities (the “Subordinated Debt Securities”);

(iii)	7.75% senior subordinated notes due 2019 (the “Senior Subordinated Notes” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”);

(iv)	Class A common stock, par value $0.01 per share (the “Common Stock”);

(v)	preferred stock, par value $0.01 per share (the “Preferred Stock”);

(vi)	depositary shares representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”);

(vii)	contracts obligating the Company or a holder to purchase or sell Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”);

(viii)	purchase units, consisting of one or more Purchase Contracts and beneficial interests in Debt Securities, debt obligations of third parties, including U.S. treasury securities, or any other securities (the “Purchase Units”);

(ix)	warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the “Warrants”); and

(x)	guarantees of the Debt Securities by the Guarantors (the “Debt Guarantees”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $250 million, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company and the Guarantors in connection with the filing of the Registration Statement. The Senior Debt Securities may be issued pursuant to a senior indenture (together with any supplemental indentures relating to the Senior Debt Securities, the “Senior Indenture”) to be entered into among the Company, the guarantors to be named therein and a trustee to be named therein and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Subordinated Debt Securities may be issued pursuant to a subordinated indenture (together with any supplemental indentures relating to the Subordinated Debt Securities, the “Subordinated Indenture”) to be entered into among the Company, the guarantors to be named therein and a trustee to be named therein and duly qualified under the Trust Indenture Act. The Senior Subordinated Notes may be issued pursuant to the Indenture, dated as of February 7, 2011, among the Company, the Guarantors party thereto and U.S. Bank National Association as trustee and duly qualified under the Trust Indenture Act, as amended or supplemented through the date hereof (the “Senior Subordinated Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”). The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”) with respect thereto. The shares of Preferred Stock represented by Depositary Shares will be deposited pursuant to a Depositary Agreement (the “Depositary Agreement”) between the Company and a bank or trust company as depositary and evidenced by depositary receipts, and the preferences, limitations and relative rights of such shares of Preferred Stock will be set forth in a Certificate of Designation with respect thereto. The Purchase Contracts may be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”) between the Company and a bank or trust company as purchase contract agent. The Purchase Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.

We have examined and relied upon signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Amended and Restated Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company (as amended or restated from time to time, the “Bylaws”), the certificate of incorporation or comparable documents and the by-laws, operating agreements or comparable documents of each of the Guarantors (each as amended or restated from time to time) and minutes of meetings of the stockholders and the Board of Directors of the Company and the Guarantors as provided to us by the Company.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all signatories to such documents.

We have relied as to certain matters on information obtained from public officials and officers of the Company and the Guarantors, and we have assumed (i) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (iii) the Depositary Agreement, Purchase Contract Agreement, Unit Agreement and Warrant Agreement will be governed by the laws of the State of New York (iv) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; (v) the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; (vi) the Guarantors will be validly existing as a corporation, limited liability company or partnership, as applicable, organized or formed and in good standing under the laws of their respective states of organization; and (vii) the accuracy of the opinion letters described in paragraphs A through F below, which are being filed as Exhibits 5.2 through 5.7 to the Registration Statement, with respect to the valid existence and corporate power and authority of the Guarantors.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company and the Guarantors. We have assumed that any such agreement is, or will be, the valid and binding obligation of each party thereto other than the Company and the Guarantors, and enforceable against each such other party in accordance with its terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or the Guarantors or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by the Company and the Guarantors, as applicable, of the Senior Indenture, the Subordinated Indenture, the Depositary Agreement, the Purchase Contract Agreement, the Unit Agreement and the Warrant Agreement and the Securities and the performance by the Company and the Guarantors, as applicable, of their obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company, the Guarantors or any of their respective properties is then subject, (ii) any law, rule, or regulation to which the Company, the Guarantors or any of their respective properties is then subject or (iii) any judicial or regulatory order or decree of any governmental authority.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) and the governing bodies of the Guarantors shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

For the purposes of our opinions expressed below regarding the binding obligations of the Guarantors, we have relied on:

A. an opinion letter, dated December 5, 2014, from Pierce Atwood LLP to the Company (i) as to the valid existence and good standing of Blow Bros, Casella Recycling, LLC, KTI Bio Fuels, Inc., KTI Specialty Waste Services, Inc., Maine Energy Recovery Company, Limited Partnership, New England Waste Services of ME, Inc., NEWSME Landfill Operations LLC, and Pine Tree Waste, Inc. (the “Maine Guarantors”) and (ii) that each of the Maine Guarantors has the corporate power and authority to execute, deliver and perform its obligations under the Guarantees.

B. an opinion letter, dated December 5, 2014, from Cohen & Grigsby, PC to the Company (i) as to the valid existence and good standing of Casella Waste Management of Pennsylvania, Inc. (the “Pennsylvania Guarantor”) and (ii) that the Pennsylvania Guarantor has the corporate power and authority to execute, deliver and perform its obligations under the Guarantees.

C. an opinion letter, dated December 5, 2014, from Fox Rothschild LLP to the Company (i) as to the valid existence and good standing of KTI, Inc. and KTI Environmental Group, Inc. (the “New Jersey Guarantors”) and (ii) that each of the New Jersey Guarantors has the corporate power and authority to execute, deliver and perform its obligations under the Guarantees.

D. an opinion letter, dated December 5, 2014, from Cleveland, Waters & Bass, P.A. to the Company (i) as to the valid existence and good standing of Colebrook Landfill, LLC and Forest Acquisitions, Inc. (the “New Hampshire Guarantors”) and (ii) that each of the New Hampshire Guarantors has the corporate power and authority to execute, deliver and perform its obligations under the Guarantees.

E. an opinion letter, dated December 5, 2014, from Paul Frank + Collins, P.C. to the Company (i) as to the valid existence and good standing of All Cycle Waste, Inc., Bristol Waste Management, Inc., C.V. Landfill, Inc., Casella Major Account Services, LLC, Casella Transportation, Inc., Casella Waste Management, Inc., New England Waste Services of Vermont, Inc., New England Waste Services, Inc., Newbury Waste Management, Inc., and Sunderland Waste Management, Inc. (the “Vermont Guarantors”) and (ii) that each of the Vermont Guarantors has the corporate power and authority to execute, deliver and perform its obligations under the Guarantees.

F. an opinion letter, dated December 5, 2014, from Hunton & Williams LLP to the Company (i) as to the valid existence and good standing of North Country Environmental Services, Inc. (the “Virginia Guarantor”) and (ii) that the Virginia Guarantor has the corporate power and authority to execute, deliver and perform its obligations under the Guarantees.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally and (ii) general equitable principles. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company or the Guarantors with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Senior Debt Securities and the Subordinated Debt Securities, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (“Authorizing Resolutions”), (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Senior Debt Securities and the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Authorizing Resolutions, (iv) such Senior Debt Securities and Subordinated Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and delivered and sold in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Senior Debt Securities and Subordinated Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. With respect to the Senior Subordinated Notes, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (“Authorizing Resolutions”), (ii) such Senior Subordinated Notes have been duly executed and authenticated in accordance with the Senior Subordinated Indenture and delivered and sold in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iii) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Senior Subordinated Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. With respect to the Common Stock, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws, (iii) the shares of Common Stock have been issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

4. With respect to shares of any series of the Preferred Stock, when (i) Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware, and such Certificate of Designation has been duly filed, (ii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws, (iii) the shares of the series of Preferred Stock have been issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

5. With respect to the Depositary Shares, when (i) Authorizing Resolutions have specifically authorized the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and such Certificate of Designation has been duly filed, (ii) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered; the depositary receipts evidencing rights in the Depositary Shares have been executed; and the depositary appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Certificate of Incorporation and Bylaws, (iv) the Depositary Shares have been issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, (v) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement), and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, the Depositary Shares will be legally issued and will entitle the holders of such Depositary Shares to the rights specified in the applicable Depositary Agreement and the applicable depositary receipts.

6. With respect to the Purchase Contracts, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and the Authorizing Resolutions, (iv) the Purchase Contracts have been duly executed and delivered in accordance with the applicable Purchase Contract Agreement and issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7. With respect to the Purchase Units, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Resolutions, (iv) the Purchase Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

8. With respect to the Warrants, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

9. With respect to any Debt Guarantees relating to the Senior Debt Securities and the Subordinated Debt Securities, when (i) specifically authorized for issuance by proper action of each Guarantor’s governing body, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of such Debt Guarantees and of their issue and sale have been duly established in conformity with the applicable Indenture, (iv) such Debt Guarantees have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Debt Guarantees will constitute valid and binding obligations of each Guarantor, as applicable, enforceable against each Guarantor, as applicable, in accordance with their terms.

10. With respect to any Debt Guarantees relating to the Senior Subordinated Notes, when (i) specifically authorized for issuance by proper action of each Guarantor’s governing body, (ii) such Debt Guarantees have been duly executed and authenticated in accordance with the applicable Senior Subordinated Indenture and issued and sold as in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iii) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Debt Guarantees will constitute valid and binding obligations of each Guarantor, as applicable, enforceable against each Guarantor, as applicable, in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Jeffrey A. Stein
Jeffrey A. Stein, a Partner